================================================================================
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                    FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                       DATE OF REPORT: September 30, 1999


                                CATALYTICA, INC.
             (Exact name of Registrant as specified in its charter)

                                    0-20966
                            (Commission File Number)

            Delaware                               94-2262240
(State or other jurisdiction of                  (IRS Employer
incorporation or organization)                Identification Number)

                               430 Ferguson Drive
                        Mountain View, California  94043
                    (Address of principal executive offices)

                                 (650) 960-3000
              (Registrant's telephone number, including area code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

   On September 20, 1999, Catalytica, Inc., a Delaware corporation (the "Registrant"), pursuant to that certain Agreement and Plan of Reorganization (the "Reorganization Agreement") dated July 14, 1999 by and among the Registrant, Pilot Acquisition Corporation, a Michigan corporation and wholly owned subsidiary of the Registrant ("Merger Sub") and Wyckoff Chemical Company, Inc., a Michigan corporation ("Wyckoff"), acquired Wyckoff through the merger of Merger Sub with and into Wyckoff (the "Merger"). Wyckoff survived the Merger as a wholly-owned subsidiary of the Registrant.

   Pursuant to the Merger, each outstanding share of Wyckoff Common Stock was converted into the right to receive 14.157928 of a share of the Registrant's Common Stock and accompanying Preferred Share Purchase Rights ("Rights") pursuant to that certain Preferred Shares Rights Agreement dated as of October 23, 1996 by and between the Registrant and Chasemellon Shareholder Services, L.L.P., one such right to accompany each share of the Registrant's Common Stock issued in the Merger. As a result, approximately 284,633 shares of Wyckoff Common Stock outstanding immediately prior to the Merger were converted into approximately 4,029,813 registered shares of the Registrant's Common Stock. In addition, options and other rights to acquire approximately 32,962 shares of Wyckoff Common Stock outstanding under Wyckoff's employee benefit plans were assumed by the Registrant and converted into options to purchase approximately 466,674 shares of the Registrant's Common Stock. An additional Registration Statement on Form S-8 with respect to the shares of the Registrant's Common Stock underlying such options was filed by the Registrant on September 24, 1999.

   The summary of the provisions of the Reorganization Agreement set forth above is qualified by reference to the Reorganization Agreement, which is incorporated herein by reference to Exhibit 2.1 to the Registration Statement on Form S-4 of the Registrant (File No. 333-84615), declared effective by the Securities and Exchange Commission (the "Commission") on August 20, 1999.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

         FINANCIAL STATEMENTS OF WYCKOFF CHEMICAL COMPANY, INC.



INDEPENDENT AUDITORS' REPORT

Board of Directors
Wyckoff Chemical Company, Inc.
South Haven, Michigan

  We have audited the consolidated balance sheets of Wyckoff Chemical Company, Inc. and Subsidiary (the Company) as of June 30, 1999 and 1998, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended June 30, 1999. Our audits also included the financial statement schedule listed in the Index to the Financial Statements. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Wyckoff Chemical Company, Inc. and Subsidiary, at June 30, 1999 and 1998, and the results of its operations and its cash flows for the three years in the period ended June 30, 1999, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



                                     /s/ BDO Seidman LLP


July 23, 1999
Kalamazoo, Michigan

                         WYCKOFF CHEMICAL COMPANY, INC.
                                 AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEETS


                                                                                      June 30,              June 30,
                                                                                        1999                  1998
                                                                                     ------------          -----------
Assets (Notes 4 and 5)
Current:
  Cash                                                                                $   290,000          $   305,000
    Accounts receivable, less allowance of $34,000 and $22,000                          8,240,000            5,618,000
    Inventories (Note 3)                                                                7,513,000            6,307,000
    Prepaid expenses                                                                      127,000              164,000
                                                                                      -----------          -----------
     Total Current Assets                                                              16,170,000           12,394,000

Property and equipment:
    Land and improvements                                                               1,139,000            1,104,000
    Buildings and improvements                                                         11,276,000            8,208,000
    Machinery and equipment                                                            34,261,000           25,399,000
    Construction projects in progress (estimated cost to complete
      $4,096,000 as of June 30, 1999)                                                   1,286,000            3,878,000
                                                                                      -----------          -----------
                                                                                       47,962,000           38,589,000
  Less accumulated depreciation                                                        20,503,000           17,589,000
                                                                                      -----------          -----------
  Net Property and Equipment                                                           27,459,000           21,000,000
  Other - Bond issue costs (net of accumulated amortization of $66,000
    and $30,000)                                                                          153,000              178,000
                                                                                      -----------          -----------
                                                                                      $43,782,000          $33,572,000
                                                                                      ===========          ===========

See accompanying summary of accounting policies and notes to consolidated financial statements.

                         WYCKOFF CHEMICAL COMPANY, INC.
                                 AND SUBSIDIARY
                    CONSOLIDATED BALANCE SHEETS - (Continued)


                                                                                June 30,            June 30,
                                                                                 1999                 1998
                                                                              -----------         ------------
Liabilities and Stockholders' Equity
Current Liabilities:
  Accounts payable                                                             $ 2,644,000         $ 1,853,000
  Line-of-credit (Note4)                                                         1,000,000             500,000
  Accruals:
    Compensation and taxes thereon                                                 858,000             345,000
    Profit sharing                                                                 213,000             145,000
    Taxes other than income taxes                                                   50,000              61,000
    Other                                                                          220,000              75,000
    Income taxes                                                                   819,000             311,000
    Interest                                                                        32,000              42,000
    Current portion of long-term debt (Note 5)                                   2,464,000           1,340,000
                                                                               -----------         -----------
Total Current Liabilities                                                        8,300,000           4,672,000
Long-Term Debt, less current portion (Note 5)                                   10,822,000           7,109,000
Postretirement Benefits (Note 9)                                                   388,000             349,000
Deferred Income Taxes (Note 7)                                                   2,598,000           2,358,000
                                                                               -----------         -----------
Total Liabilities                                                               22,108,000          14,488,000
Commitments (Notes 8 and 9)
Shareholders' Equity:
  Common stock (5,000,000 shares authorized; 283,929 shares
   outstanding at June 30, 1999 and 283,488 shares outstanding at
   June 30, 1998) (Note 6)                                                         284,000             283,000


  Additional paid-in capital                                                     2,095,000           2,060,000
  Retained earnings                                                             19,295,000          16,741,000
                                                                               -----------         -----------
Total Shareholders' Equity                                                      21,674,000          19,084,000
                                                                               -----------         -----------
                                                                               $43,782,000         $33,572,000
                                                                               ===========         ===========


  See accompanying summary of accounting policies and notes to consolidated financial statements.

                         WYCKOFF CHEMICAL COMPANY, INC.
                                 AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                        Year Ended June 30,
                                                           -----------------------------------------------------
                                                             1999                 1998                 1997
                                                           ------------         -----------          -----------
Net Sales                                                  $36,524,000          $31,429,000          $29,041,000
Cost of Sales                                               24,951,000           21,454,000           19,678,000
                                                           -----------          -----------          -----------
     Gross profit                                           11,573,000            9,975,000            9,363,000
Research and Development Expenses                            1,810,000            1,451,000            1,163,000
Selling and Administrative Expenses                          4,974,000            4,004,000            3,595,000
                                                           -----------          -----------          -----------
Operating profit                                             4,789,000            4,520,000            4,605,000
Interest Expense, net of interest income of
 $51,000, $111,000 and $120,000                               608,000               584,000              607,000
                                                           -----------          -----------          -----------
Income before taxes on income                                4,181,000            3,936,000            3,998,000
Taxes on Income (Note 7)                                     1,290,000            1,066,000            1,296,000
                                                           -----------          -----------          -----------
     Net Income                                            $ 2,891,000          $ 2,870,000          $ 2,702,000
                                                           ===========          ===========          ===========
Net Income per Share (Note 11)
     Basic                                                      $10.19               $10.09                $9.47
                                                           ===========          ===========          ===========
     Diluted                                                    $10.08               $10.00                $9.39
                                                           ===========          ===========          ===========
Number of shares used in computing net income
 per share:
     Basic                                                     283,614              284,324              285,317
                                                           ===========          ===========          ===========
     Diluted                                                   286,835              287,045              287,793
                                                           ===========          ===========          ===========

  See accompanying summary of accounting policies and notes to consolidated financial statements.

                       WYCKOFF CHEMICAL COMPANY, INC.
                               AND SUBSIDIARY
               CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY



                                     Common Stock             Additional                              Total
                                     ------------              Paid-in            Retained        Shareholders'
                                Shares          Amount         Capital            Earnings           Equity
                                ------          ------         -------            --------           ------
Balance, June 30, 1996          285,185        $285,000      $2,234,000         $11,853,000       $14,372,000
   Issuance of common stock         269              --          21,000                  --            21,000
   Net income                        --              --              --           2,702,000         2,702,000
   Dividends, $1.20 per share        --              --              --            (342,000)         (342,000)
                                -------        --------      ----------         -----------       -----------
Balance, June 30, 1997          285,454         285,000       2,225,000          14,213,000        16,753,000
   Issuance of common stock          76              --           7,000                  --             7,000
   Repurchase of common stock    (2,042)         (2,000)       (202,000)                 --          (204,000)
   Net income                        --              --              --           2,870,000         2,870,000
   Dividends, $1.20 per share        --              --              --            (342,000)         (342,000)
                                -------        --------      ----------         -----------       -----------
Balance, June 30, 1998          283,488         283,000       2,060,000          16,741,000        19,084,000
   Issuance of common stock         441           1,000          35,000                  --            36,000
   Net income                        --              --              --           2,891,000         2,891,000
   Dividends, $1.20 per share        --              --              --            (337,000)         (337,000)
                                -------        --------      ----------         -----------       -----------
Balance, June 30, 1999          283,929         284,000       2,095,000          19,295,000        21,674,000


   See accompanying summary of accounting policies and notes to consolidated financial statements.

                         WYCKOFF CHEMICAL COMPANY, INC.
                                 AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                            Year Ended June 30,
                                                                            -------------------
                                                                1999                1998                1997
                                                                ----                ----                ----
Operating Activities (Note 10):
 Net income                                                    $ 2,891,000         $ 2,870,000         $ 2,702,000
  Adjustments to reconcile net income to cash provided
   by operating activities:
    Depreciation and amortization                                3,440,000           2,965,000           2,688,000
    Bad debts                                                       12,000              10,000             (33,000)
    (Gain) loss on sale of assets                                   20,000              (2,000)              1,000
    Stock option expense                                            10,000                  --               7,000
    Stock compensation plan expense                                 25,000               7,000              14,000
    Postretirement benefit expense                                  39,000              83,000              45,000
    Deferred income taxes                                          240,000             208,000             284,000
    Changes in assets and liabilities:
       Accounts receivable                                      (2,634,000)           (832,000)            719,000
       Inventories                                              (1,206,000)           (112,000)         (1,200,000)
       Prepaid expenses and other assets                           (61,000)            (41,000)           (274,000)
       Accounts payable                                            207,000            (211,000)             39,000
       Accruals                                                  1,213,000             (44,000)            386,000
                                                               -----------         -----------         -----------
Cash Provided by Operating Activities:                           4,196,000           4,901,000           5,378,000

Investing Activities:
 Capital expenditures                                           (9,217,000)         (4,251,000)         (3,534,000)
 Proceeds from sale of property and equipment                        5,000               4,000               5,000
                                                               -----------         -----------         -----------
Cash Used in Investing Activities:                              (9,212,000)         (4,247,000)         (3,529,000)

Financing Activities:
 Dividends paid                                                   (337,000)           (342,000)           (342,000)
 Net receipts/payments under line-of-credit agreement              500,000             500,000          (1,278,000)
 Principal payments of long-term debt                           (1,339,000)         (1,269,000)         (8,334,000)
 Issuance of long-term debt                                      6,176,000                  --           8,627,000
 Issuance of common stock                                            1,000                  --                  --
 Purchase of common stock                                               --            (204,000)                 --
                                                               -----------         -----------         -----------
Cash Provided by (Used in) Financing Activities:                 5,001,000          (1,315,000)         (1,327,000)

Increase (Decrease) in Cash                                        (15,000)           (661,000)            522,000
Cash, beginning of year                                            305,000             966,000             444,000
                                                               -----------         -----------         -----------
Cash, end of year                                              $   290,000         $   305,000         $   966,000
                                                               ===========         ===========         ===========


   See accompanying summary of accounting policies and notes to consolidated financial statements.

                 WYCKOFF CHEMICAL COMPANY, INC. AND SUBSIDIARY
                         SUMMARY OF ACCOUNTING POLICIES

Principles of Consolidation

  The consolidated financial statements include the accounts of Wyckoff and its subsidiary, Wyckoff Chemical Foreign Sales Corporation. All material intercompany accounts and transactions are eliminated.

Consolidated Statements of Cash Flows

  For purposes of the consolidated statements of cash flows, Wyckoff considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Estimates

  The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Inventories

  Inventories are valued at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method.

Property, Equipment and Depreciation

  Property and equipment are stated at cost. Depreciation is computed over the estimated useful lives of the assets by the straight-line method for financial reporting purposes and by accelerated methods for income tax purposes.

Revenue Recognition

  Revenue consists of product sales and is recognized upon shipment of products.

Advertising Costs

  Advertising costs are expensed as incurred. Total advertising costs expensed during the years ended June 30, 1999, 1998 and 1997, were $43,000, $102,000 and $56,000, respectively.

Employee Benefit Plan

  Wyckoff has established an employee benefit plan under Internal Revenue Code
Section 501(c)(9) to provide accident and health insurance benefits to all of its eligible employees. During the year ended June 30, 1997, Wyckoff changed its employee benefit plan from a self-funded plan to a fully insured plan whereby monthly premiums are paid to an insurance carrier.

          See accompanying notes to consolidated financial statements.

                 WYCKOFF CHEMICAL COMPANY, INC. AND SUBSIDIARY
                  SUMMARY OF ACCOUNTING POLICIES--(Continued)

Taxes on Income

  Wyckoff has adopted Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. SFAS No. 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the financial statement carrying amount and the tax basis of assets and liabilities.

Earnings Per Share

  Earnings per share is presented in accordance with SFAS No. 128, Earnings Per Share ("EPS"). This statement requires the presentation of EPS to reflect both Basic EPS and Diluted EPS on the face of the consolidated statements of income. In general, Basic EPS excludes dilution created by common stock equivalents. Diluted EPS reflects the potential dilution created by common stock equivalents. All periods presented herein have been adjusted to reflect the calculation of EPS in accordance with SFAS No. 128. See Note 11 for reconciliation of the numerators and denominators for the Basic EPS and Diluted EPS calculations.

Stock Based Compensation

  In 1995, the Financial Accounting Standards Board issued Statement No. 123, Accounting for Stock-Based Compensation, which provides an alternative to APB Opinion No. 25, Accounting for Stock Issued to Employees, in accounting for stock-based compensation to employees. The Company has elected to account for stock-based compensation to employees in accordance with APB Opinion 25.

Comprehensive Income

  Effective April 1, 1998, Wyckoff adopted SFAS No. 130, Reporting Comprehensive Income. SFAS No. 130 requires that all items recognized under accounting standards as components of comprehensive earnings be reported in an annual financial statement that is displayed with the same prominence as other annual financial statements. As Wyckoff has no components of other comprehensive income, there are no disclosure requirements involved in Wyckoff's adoption of SFAS No. 130.

Impact of Recently Issued Accounting Standards

  In June 1998, the Financial Accounting Standards Board issued Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, which is required to be adopted in years beginning after June 15, 2000. Management does not anticipate that the adoption of SFAS No. 133 will have a significant effect on results of operations or the financial position of Wyckoff.

          See accompanying notes to consolidated financial statements.

                 WYCKOFF CHEMICAL COMPANY, INC. AND SUBSIDIARY
                  SUMMARY OF ACCOUNTING POLICIES--(Concluded)

Segment Information

  Wyckoff adopted SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, in fiscal 1999. SFAS No. 131 supersedes SFAS No. 14, Financial Reporting for Segments of a Business Enterprise, and establishes standards for reporting information about operating segments. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or group, in deciding how to allocate resources and in assessing performance. Wyckoff has determined that under SFAS No. 131, it operates in one segment of pharmaceutical manufacturing. Wyckoff's customers and operations are primarily in the United States.

          See accompanying notes to consolidated financial statements.

                 WYCKOFF CHEMICAL COMPANY, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  Business

  Wyckoff develops, manufactures and markets a broad range of active pharmaceutical ingredients and advanced fine chemical ingredients. Wyckoff and its subsidiary Wyckoff Chemical Foreign Sales Corporation sells products and custom synthesis services worldwide to a number of pharmaceutical companies that sell both branded and generic products, as well as to cosmetic companies and other fine chemical end-users.

2.  Concentrations of Credit Risk

  A significant portion of Wyckoff's business activity is comprised of sales to a relatively few number of customers.

  One customer in 1999, one customer in 1998 and three customers in 1997, accounted for 10% or more of Wyckoff's revenues as follows:

                                                               Year ended June 30,
                                                               -------------------
                   Customer                          1999              1998             1997
                   --------                          ----              ----             ----
                   A                                  12%                8%              10%
                   B                                   8%               15%              19%
                   C                                   3%                7%              11%

  Concentrations of credit risk with respect to accounts receivable are limited due to performance of on-going customer credit evaluations. Historically, Wyckoff has not experienced large losses related to trade receivables from individual customers or from groups of customers in any geographic areas.

  Wyckoff also has a significant portion of its business activity in sales to foreign customers. Foreign sales for the years ended June 30, 1999, 1998 and 1997, comprise 13%, 16% and 10% of total sales, respectively. Historically, Wyckoff has not experienced losses related to trade receivables from foreign sales.

3.     Inventories

  Inventories are summarized as follows:

                                                                           At June 30,
                                                                           -----------
                                                                      1999            1998
                                                                      ----            ----
   Finished products                                                 $3,108,000       $3,893,000
   Work-in-process                                                    2,102,000          990,000
   Raw Materials                                                      2,303,000        1,424,000
                                                                     ----------       ----------
   Total Inventories                                                 $7,513,000       $6,307,000
                                                                     ==========       ==========

4.     Line-of-Credit to Bank

  At June 30, 1999, Wyckoff has a $2,500,000 working capital line-of-credit agreement with interest charged at the bank's prime rate (effectively 7.75%). The outstanding borrowings at June 30, 1999 and

                 WYCKOFF CHEMICAL COMPANY, INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

1998, were $1,000,000 and $500,000, respectively. The working capital line-of-credit expires on October 31, 1999.

5.     Long-Term Debt

  Long-term debt consists of the following:

                                                                                  At June 30,
                                                                                  -----------
                                                                            1999               1998
                                                                            ----               ----
Variable Rate Demand Notes, Series 1997, monthly principal
 payments of $109,167, with variable interest based on the
 market rate for similar bonds, (5.11% at June 30, 1999), due
 February 1, 2004                                                        $ 7,110,000        $8,449,000




$7,500,000 revolving secured term loan agreement with interest charged at the bank's prime rate (effectively 7.75%) at June
 30, 1999.  The term loan is secured by substantially all assets of Wyckoff except real estate.  At October 31, 1999, the
 agreement provides for the ability to convert to a long-term
 loan with principal and interest payments over five years                  6,176,000               --
                                                                          ------------      ----------
                                                                           13,286,000        8,449,000
Less current portion                                                        2,464,000        1,340,000
                                                                          -----------       ----------
Total Long-Term Debt                                                      $10,822,000       $7,109,000
                                                                          ===========       ==========

  On February 1, 1997, Wyckoff issued, through First of America Brokerage Service, Inc. (which subsequently became NatCity Investments, Inc.), variable rate demand notes, series 1997, to pay off its existing debt obligations. The notes are secured by substantially all of Wyckoff's assets and a letter of credit from National City Bank for $10,454,000. The funds are available to Wyckoff for certain capital projects as defined in the financing agreement. The remaining proceeds from the 1997 bond issuance were spent during the fiscal year ended June 30, 1998 on qualified capital projects detailed in the financing agreement. Interest is payable at alternative interest rate options and Wyckoff has the option to convert the variable interest rate to a fixed rate under certain conditions defined in the financing agreement. The agreement places certain restrictions on Wyckoff relating to, among other things, working capital, net worth, dividends and capital expenditures. Wyckoff was in violation of the capital expenditure covenants at June 30, 1999, but received a waiver from the bank.

  During the fiscal year ended June 30, 1999 Wyckoff entered into a $9,000,000 interest rate swap, derivative transaction to reduce Wyckoff's exposure to fluctuations in short-term interest rates. This interest rate swap transaction effectively fixed the benchmark rate (based on the weighted average daily rate of 30-day commercial paper) used to calculate Wyckoff's borrowing cost at 4.96% for four and one-half years on $9,000,000 of the variable rate demand notes, series 1997. Wyckoff accounts for this interest rate swap as a hedge, and accrues the interest rate differential as an adjustment to interest expense on a monthly basis.

                 WYCKOFF CHEMICAL COMPANY, INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

  The aggregate amounts of long-term debt due in each of the next five years are as follows (current maturities related to the revolving secured term loan have been assumed based on the five-year conversion option):

                                                                                            Revolving
                                                                       Variable Rate         Secured
                                                                        Demand Notes        Term Loan
                                                                        ------------        ---------
 2000                                                                     $1,411,000         $1,053,000
 2001                                                                      1,455,000          1,136,000
 2002                                                                      1,530,000          1,228,000
 2003                                                                      1,615,000          1,326,000
 2004                                                                      1,705,000          1,433,000
                                                                          ----------         ----------
                                                                           7,716,000          6,176,000
 Less: Bond sinking fund                                                    (606,000)                --
                                                                          ----------         ----------
                                                                          $7,110,000         $6,176,000
                                                                          ==========         ==========

  Wyckoff is required to make monthly payments to a bond sinking fund held in a trust to retire the bonds. The payments are based on a principal amount and variable rate of interest. The aggregate amounts of payments to the bond sinking fund due in each of the next five years are equal to the long-term debt amounts noted above.

6.     Stock Option Plans

  During the fiscal year ended June 30, 1993, Wyckoff established the Wyckoff Chemical Company, Inc. 1993 Stock Option Plan (the "Plan"). Shares reserved for the issuance of options under the Plan total 35,000. The Plan is administered by a committee appointed by the board of directors. Under the Plan, the committee may grant stock options which are Incentive Stock Options ("ISOs") as defined in the Internal Revenue Code or options which do not qualify as ISOs to outside directors of Wyckoff.

  The exercise price of options granted under the Plan may not be less than 100% of the fair market value of the common stock on the date the option is granted. The grantee's right to exercise these options vests at a rate of 33 1/3% per year for the first three years as follows: 1/3 on and after six months following the date of grant, 2/3 on and after one year from the date of grant and the final 1/3 on and after two years from the date of grant. These options may be exercised at any time, in whole or in part during their term, to the extent vested. The options expire 10 years from date of grant.

                 WYCKOFF CHEMICAL COMPANY, INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

                                                ISO                                   Nonqualified
                             ---------------------------------------     -------------------------------------
                                                         Option                                    Option
                                                       Price per                                 Price per
        Date Granted                 Shares              Share                  Shares             Share
-----------------------------  ------------------  ------------------      -----------------  ----------------
June 30, 1997                             25,915             $ 81.75                   3,780            $82.00
 Granted                                   3,375               85.00                      --                --
 Exercised                                    --                  --                      --                --
 Lapsed                                     (315)             (81.75)                     --                --
                                          ------             -------                   -----            ------
June 30, 1998                             28,975               82.13                   3,780             82.00
 Granted                                   2,180               85.00                      --                --
 Exercised                                  (185)              78.00                      --                --
 Lapsed                                   (1,260)             (82.13)                     --                --
                                          ------             -------                   -----            ------
June 30, 1999                             29,710             $ 81.43                   3,780            $82.00
                                          ======             =======                   =====            ======

  At June 30, 1999, there were 1,510 shares of common stock reserved for future grants.

  The fair value of these options was estimated at the date of grant using a Black-Scholes multiple option pricing model using the following assumptions: (a) risk free interest rate: 6%; (b) dividend yield: $1.30; (c) volatility factor:
0; and (d) weighted average expected life: five years.

  The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option models require the input of highly subjective assumptions including the expected stock price volatility. Because Wyckoff's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

  Had compensation cost for Wyckoff's stock-based compensation plans been determined based on the fair value at the grant dates for awards under those plans consistent with the method of SFAS No. 123, the related effects would not be material.

7.     Taxes on Income

  Provisions for federal income taxes in the consolidated statements of income are comprised of the following components:

                                                                   Year Ended June 30,
                                                  ------------------------------------------------------
                                                        1999               1998               1997
                                                  -----------------  -----------------  ----------------
Current, net of business tax credits,
 utilization of alternative minimum tax (AMT)
 credit card carryforwards, and foreign sales
 corporation tax savings                                 $1,050,000         $  858,000        $1,012,000



Deferred                                                    240,000            208,000           284,000
                                                         ----------         ----------        ----------
Total Taxes on Income                                    $1,290,000         $1,066,000        $1,296,000
                                                         ==========         ==========        ==========

 WYCKOFF CHEMICAL COMPANY, INC. AND SUBSIDIARY NOTES TO CONSOLIDATED FINANCIAL
                            STATEMENTS--(Continued)

  Deferred taxes result from temporary differences in the recognition of revenues and expenses for tax and financial reporting purposes. The sources of these differences and their tax effects are as follows:

                                                                    Year Ended June 30,
                                                                    -------------------
                                                            1999               1998               1997
                                                            ----               ----               ----
Depreciation                                              $ 435,000            $165,000          $268,000
Property taxes                                               20,000              13,000                --
Legal accrual                                               (51,000)                 --                --
Inventory:
  Uniform Capitalization Rules                                   --              26,000                --
  Obsolescence reserve                                     (115,000)                 --                --
Other                                                       (49,000)              4,000            16,000
                                                          ---------            --------          --------
Temporary Differences                                     $ 240,000            $208,000          $284,000
                                                          =========            ========          ========

  Net deferred income tax liabilities are comprised of the following:

                                                                             1999               1998
                                                                             ----               ----
Depreciation                                                              $2,887,000         $2,452,000
Property taxes                                                               112,000             92,000
Other                                                                       (103,000)           (64,000)
Legal accrual                                                                (51,000)                --
Inventory
    Obsolescence reserve                                                    (115,000)                --
Postretirement benefits                                                     (132,000)          (122,000)
                                                                          ----------         ----------
Long-Term Deferred Income Taxes                                           $2,598,000         $2,358,000
                                                                          ==========         ==========

  The effective tax rate on income was different than the federal statutory tax rate. The following summary reconciles federal taxes at the statutory tax rate with the effective tax rate:

                                                                                Year Ended June 30,
                                                                                -------------------
                                                                          1999         1998         1997
                                                                          ----         ----         ----
Statutory federal rate                                                         34%          34%          34%
Decreases in taxes resulting from research and development credit              (2)          (6)          (2)
Tax benefit derived from foreign sales corporation                             (1)          (1)          --
                                                                             ----         ----         ----
Taxes on Income -  Effective Rate                                              31%          27%          32%
                                                                             ====         ====         ====

8.     Profit-Sharing and 401(k) Plan

  Wyckoff has a profit-sharing and 401(k) plan covering all qualified employees. Wyckoff matches employee contributions at a rate of 100% up to 4.6% of the employee's base salary. Wyckoff's contributions to the plan are discretionary and are determined annually by the board of directors. Amounts paid or accrued amounted to $294,000 in 1999, $293,000 in 1998 and $191,000 in 1997.

 WYCKOFF CHEMICAL COMPANY, INC. AND SUBSIDIARY NOTES TO CONSOLIDATED FINANCIAL
                            STATEMENTS--(Continued)

9.     Postretirement Benefits

  Wyckoff provides postretirement healthcare benefits to eligible retirees. To qualify, the retiree must have provided at least 10 years of service with Wyckoff, and be at least 65 years of age.

  During the fiscal year ended June 30, 1999, Wyckoff adopted SFAS No. 132, Employers' Disclosures about Pensions and Other Postretirement Benefits. SFAS No. 132 supersedes SFAS No. 106, which Wyckoff used in prior years to report postretirement benefits.

  Wyckoff has recorded a long-term liability at June 30, 1999 and 1998, of $388,000 and $349,000, respectively, for postretirement benefits. During the years ended June 30, 1999, 1998 and 1997, Wyckoff made cash expenditures of approximately $8,000, $4,000 and $9,000, respectively, to fund benefits for current retirees.

                                                                              Year Ended June 30,
                                                                              -------------------
                                                                     1999            1998            1997
                                                                     ----            ----            ----
Change in Benefit Obligation:
  Benefit obligation at beginning of year                          $349,000        $266,000        $175,000
  Service cost                                                       63,000          58,000          54,000
  Interest cost                                                      23,000          17,000          13,000
  Actuarial gain                                                      6,000              --              --
  Benefits paid                                                      (8,000)         (4,000)         (9,000)
  Other                                                             (45,000)         12,000          33,000
                                                                   --------        --------        --------
Benefit Obligation at End of Year                                  $388,000        $349,000        $266,000
                                                                   ========        ========        ========

                                                                              Year Ended June 30,
                                                                              -------------------
                                                                     1999            1998            1997
                                                                     ----            ----            ----
Change in Plan Assets:
  Fair value of plan assets at beginning of year                   $     --        $     --        $     --
  Employer contribution                                               8,000           4,000           9,000
  Benefits paid                                                      (8,000)         (4,000)         (9,000)
                                                                   --------        --------        --------
Fair Value of Plan Assets at End of Year                           $     --        $     --        $     --
                                                                   ========        ========        ========
  Funded status                                                    $388,000        $349,000        $266,000
  Unrecognized net actuarial loss                                    16,000          54,000              --
                                                                   --------        --------        --------
Accrued Benefit Cost                                               $404,000        $403,000        $266,000
                                                                   ========        ========        ========

                                                                              Year Ended June 30,
                                                                              -------------------
                                                                     1999            1998            1997
                                                                     ----            ----            ----
Weighted-Average Assumptions as of June 30:
  Discount Rate                                                       7.50%           7.50%           7.50%
  Expected return on plan assets                                       N/A             N/A             N/A
  Rate of compensation increase                                        N/A             N/A             N/A

                 WYCKOFF CHEMICAL COMPANY, INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

  For measurement purposes, the following annual percentage increases apply:

                                                                                    Annual
                             Year Ended June 30,                                    Factor
                             -------------------                                    ------
                 2000                                                                9.00%
                 2001                                                                8.25%
                 2002                                                                7.50%
                 2003                                                                6.75%
                 2004 and thereafter                                                 6.50%

                                                                           Year Ended June 30,
                                                                           -------------------
                                                                  1999             1998             1997
                                                                  ----             ----             ----
Components of Net Periodic Benefit Cost:
   Service cost                                                  $63,000          $58,000         $54,000
   Interest cost                                                  23,000           17,000          13,000
   Recognized net actuarial loss                                   3,000               --              --
                                                                 -------          -------         -------
Net Periodic Benefit Cost                                        $89,000          $75,000         $67,000

  Wyckoff has a non-contributory postretirement healthcare benefit plan. The accounting for the healthcare plan anticipates future cost increases that may impact the plan and are expected to be funded by Wyckoff.

  Assumed healthcare cost trend rates have a significant effect on the amounts reported for the healthcare plan. A one-percentage-point change in assumed healthcare cost trend rates would have the following effects:

                                                                         One-Percentage     One-Percentage
                                                                         Point increase     Point increase
                                                                        -----------------  -----------------
   Effect on total of service and interest cost components                   $101,000           $ 72,000
                                                                             ========           ========
   Effect on postretirement benefit obligation                               $442,000           $341,000
                                                                             ========           ========

10.     Supplemental Disclosure of Cash Flow Information

  Supplemental information on cash paid for interest and income taxes during each of the following years is as follows:

                                                                           Year Ended June 30,
                                                                           -------------------
                                                                 1999             1998             1997
                                                                 ----             ----             ----
Income taxes paid                                             $1,798,000         $615,000      $1,055,000
                                                              ==========         ========      ==========
Interest paid                                                 $  546,000         $701,000      $  659,000
                                                              ==========         ========      ==========

                 WYCKOFF CHEMICAL COMPANY, INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

  Several fixed asset purchases remained in accounts payable at year-end, and is considered a non-cash investing activity, as follows:

                                                                         Year Ended June 30,
                                                                         -------------------
                                                                 1999           1998             1997
                                                                 ----           ----             ----
Fixed Assets                                                    $584,000    $         --     $         --
                                                                ========  ================  ===============

11.     Calculation of Earnings per Share

  A reconciliation of the numerators and denominators for the Basic and Diluted EPS calculations is as follows:

                                                                          Year Ended June 30,
                                                                          -------------------
                                                                 1999            1998            1997
                                                                 ----            ----            ----
Numerator:
  Numerator for Basic and Diluted EPS--
    Income available to common shareholders                    $2,891,000      $2,870,000      $2,702,000
Denominator:
  Denominator for Basic EPS--
    Weighted-average shares                                       283,614         284,324         285,317
  Effect of dilutive securities--
    Employee stock options                                          3,221           2,721           2,476
                                                               ----------      ----------      ----------
Denominator for Adjusted Weighted-Average Shares                  286,835         287,045         287,793
                                                               ==========      ==========      ==========

Basic earnings per share                                       $    10.19      $    10.09      $     9.47
Diluted earnings per share                                     $    10.08      $    10.00      $     9.39

12.     Litigation

  Wyckoff has been named as a defendant in a lawsuit arising in the normal course of business. Wyckoff disputes the validity of it being named as a defendant in the lawsuit and management believes that a resulting liability, if any, will not have a material adverse effect on Wyckoff's financial statements.

13.     Subsequent Event

  Subsequent to year-end June 30, 1999, Wyckoff entered into a merger agreement with Catalytica, Inc. The merger, if approved by Wyckoff's shareholders, will result in the issuance of Catalytica common stock to Wyckoff's current shareholders in exchange for their Wyckoff stock.

                 WYCKOFF CHEMICAL COMPANY, INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

14.     Quarterly Financial Data (Unaudited)

  The following table summarizes Wyckoff's quarterly results of operations for the years ended June 30, 1999 and 1998:

                                    First Quarter           Second Quarter          Third Quarter           Fourth Quarter
                               -----------------------  ----------------------  ----------------------  -----------------------
                                  1999         1998        1999        1998        1999        1998        1999         1998
                               -----------  ----------  ----------  ----------  ----------  ----------  -----------  ----------
Net sales                      $6,749,000   $6,401,000  $8,178,000  $8,653,000  $7,886,000  $8,148,000  $13,711,000  $8,227,000
Gross profit                    1,233,000    1,774,000   2,698,000   2,933,000   2,015,000   2,889,000    5,627,000   2,379,000
Net income (loss)                (184,000)     305,000     625,000     952,000     208,000     860,000    2,242,000     753,000
Basic earnings per share       $    (0.65)  $     1.07  $     2.20  $     3.35  $     0.73  $     3.03  $      7.90  $     2.64
Diluted earnings per share     $    (0.65)  $     1.06  $     2.18  $     3.31  $     0.72  $     3.00  $      7.81  $     2.63

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (b)  PRO FORMA FINANCIAL INFORMATION

        UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

  The following unaudited pro forma condensed combined financial statements have been prepared to give effect to the merger, using the pooling-of-interests method of accounting.

  The unaudited pro forma condensed combined statement of operations gives effect to the merger as if it occurred as of the beginning of the earliest year presented and combines the historical consolidated statements of operations of Catalytica for each of the three years ended December 31, 1998, 1997 and 1996 and the six-month periods ended June 30, 1999 and 1998, with the historical consolidated statements of operations of Wyckoff for the 12 months ended December 31, 1998, each of the two years ended June 30, 1998 and the six-month periods ended June 30, 1999 and 1998.

  The unaudited pro forma condensed combined consolidated balance sheet combines the unaudited condensed consolidated balance sheet of Catalytica and the unaudited condensed consolidated balance sheet of Wyckoff as of June 30, 1999.

  Catalytica and Wyckoff estimate that they will incur transaction costs of approximately $1.0 million associated with the merger, which will be charged to operations when incurred. There can be no assurance that the combined company will not incur additional charges to reflect costs associated with the merger or that management will be successful in its efforts to integrate the operations of the two companies.

  The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the merger occurred at the beginning of the periods presented, nor is it necessarily indicative of future financial position or results of operations. These unaudited pro forma condensed combined financial statements are based upon the historical consolidated financial statements of Catalytica and Wyckoff and should be read in conjunction with the consolidated financial statements and notes thereto included in this proxy statement/prospectus, and do not incorporate, nor do they assume, any benefits from cost savings or synergies of operations of the combined company.

         Unaudited Pro Forma Condensed Combined Statement of Operations Reflecting Catalytica, Inc. After Giving Effect to the Merger
                    (In thousands, except per share amounts)

                                              For the Year Ended December 31,      Six Months Ended June 30,
                                            -----------------------------------   ---------------------------
                                               1998       1997 (1)    1996 (1)        1999           1998
                                            ----------   ----------   ---------   ------------   ------------
Revenues:
  Product sales                              $390,175     $205,776    $ 38,854       $203,766       $200,421
  Research revenues                            16,284        6,599       6,501         10,314          4,165
                                             --------     --------    --------       --------       --------
     Total revenues                           406,459      212,375      45,355        214,080        204,586
Costs and expenses:
  Cost of sales                               316,820      176,546      28,751        157,939        165,915
  Research and development                     32,366       11,007      10,870         18,994         10,910
  Selling, general and administrative          21,029       11,306       8,047         13,422          9,413
                                             --------     --------    --------       --------       --------
     Total costs and expenses                 370,215      198,859      47,668        190,355        186,238
Operating income (loss)                        36,244       13,516      (2,313)        23,725         18,348
Interest income                                 2,894        1,450       1,179          1,322          1,555
Interest expense                               (9,569)      (6,006)       (960)        (4,160)        (5,312)
Gain on sale of assets                             --           --         900             --             --
Loss on joint ventures                         (3,827)      (4,355)         --           (975)        (2,307)
                                             --------     --------    --------       --------       --------
Income (loss) before income taxes              25,742        4,605      (1,194)        19,912         12,284
Provision for income taxes                     (2,925)      (1,425)     (1,296)        (4,015)        (1,387)

Net income (loss) before common stock
 redemption                                    22,817        3,180      (2,490)        15,897         10,897

Less premium paid on redemption of class
 B common stock                                    --       (3,750)         --             --             --
                                             --------     --------    --------       --------       --------
Net income (loss) attributable to common
 shareholders                                $ 22,817     $   (570)   $ (2,490)      $ 15,897       $ 10,897
                                             ========     ========    ========       ========       ========
Net income (loss) per share:
Basic                                        $   0.40     $  (0.02)   $  (0.10)      $   0.27       $   0.19
                                             ========     ========    ========       ========       ========
Diluted                                      $   0.34     $  (0.02)   $  (0.10)      $   0.23       $   0.16
                                             ========     ========    ========       ========       ========

Number of shares used in computing net
 income (loss) per share:
Basic                                          57,605       37,744      23,779         57,973         57,489
                                             ========     ========    ========       ========       ========
Diluted                                        63,692       37,744      23,779         63,674         63,432
                                             ========     ========    ========       ========       ========

(1) See Note 2 to Notes to Catalytica's Consolidated Financial Statements.

  See accompanying notes to unaudited pro forma condensed combined financial statements.

       Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet
         Reflecting Catalytica, Inc. After Giving Effect to the Merger
                              As of June 30, 1999
                                 (in thousands)

                                                                Catalytica     Wyckoff     Pro Forma
                                                                -----------   ---------   ------------
                                                                  Actual       Actual     Adjustments      Total
                                                                -----------   ---------   ------------   ---------
ASSETS
Current assets:
  Cash and cash equivalents                                       $ 46,441    $    290                   $ 46,731
  Short-term investments                                             5,116          --                      5,116
  Accounts receivable, net                                          23,306       8,240                     31,546
  Accounts receivable from joint venture                               572          --                        572
  Notes receivable from employees                                      305          --                        305
  Inventory:
     Raw materials                                                  38,230       2,303                     40,533
     Work in process                                                42,335       2,102                     44,437
     Finished goods                                                 11,573       3,108                     14,681
                                                                  --------    --------                   --------
                                                                    92,138       7,513                     99,651
  Deferred tax asset                                                 2,867          --                      2,867
  Prepaid expenses and other assets                                  4,199         127                      4,326
                                                                  --------    --------                   --------
     Total current assets                                          174,944      16,170                    191,114
Property, plant and equipment:
  Land                                                               5,391       1,139                      6,530
  Equipment                                                        135,785      34,261                    170,046
  Buildings and leasehold improvements                              67,901      12,562                     80,463
                                                                  --------    --------                   --------
                                                                   209,077      47,962                    257,039
  Less accumulated depreciation and amortization                   (34,770)    (20,503)                   (55,273)
                                                                  --------    --------                   --------
                                                                   174,307      27,459                    201,766
Other assets                                                         2,529         153                      2,682
                                                                  --------    --------                   --------
                                                                  $351,780    $ 43,782                   $395,562
                                                                  ========    ========                   ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                                $ 19,080    $  2,644                   $ 21,724
  Accrued payroll and related expenses                              14,077         858                     14,935
  Deferred revenue                                                   4,069          --                      4,069
  Other accrued liabilities                                         13,855         515          1,000      15,370
  Current portion of long-term debt                                  8,201       1,000                      9,201
  Current portion of bonds                                              --       2,464                      2,464
  Income taxes payable                                                 438         819           (180)      1,077
                                                                  --------    --------    -----------    --------
     Total current liabilities                                      59,720       8,300            820      68,840

Long-term debt                                                      59,500       6,176                     65,676
Long-term portion of bonds                                              --       4,646                      4,646
Non-current deferred revenue                                         1,414          --                      1,414
Deferred tax liability                                                  --       2,598                      2,598
Other liabilities                                                    1,125         388                      1,513
Minority interest                                                   41,000          --                     41,000
Class A and B common stock                                          97,079          --                     97,079

Stockholders' equity:
  Common stock                                                          28         284           (284)         28
  Additional paid-in capital                                       105,810       2,095            284     108,189
  Deferred compensation                                               (219)         --                       (219)
  Retained earnings (accumulated deficit)                          (13,677)     19,295           (820)      4,798
                                                                  --------    --------    -----------    --------
     Total stockholders' equity                                     91,942      21,674           (820)    112,796
                                                                  --------    --------    -----------    --------
                                                                  $351,780    $ 43,782             --    $395,562
                                                                  ========    ========    ===========    ========

   See accompanying notes to unaudited pro forma condensed combined financial statements.

                          Notes to Unaudited Pro Forma
                    Condensed Combined Financial Statements

Note 1.  Pro Forma Basis of Presentation

  Since the fiscal years of Catalytica and Wyckoff differ, the financial statements of Wyckoff have been recast for the most recently completed fiscal year of Catalytica and are presented for the 12-month period ended December 31, 1998. The periods combined for purposes of the unaudited pro forma condensed financial statements are as follows:

               Catalytica                              Wyckoff
               ----------                              -------
Fiscal year ended December 31, 1998    Twelve months ended December 31, 1998
Fiscal year ended December 31, 1997    Fiscal year ended June 30, 1998
Fiscal year ended December 31, 1996    Fiscal year ended June 30, 1997
Six months ended June 30, 1999         Six months ended June 30, 1999
Six months ended June 30, 1998         Six months ended June 30, 1998

  Wyckoff's results of operations for the six-month period ended June 30, 1998, have been included in the unaudited pro forma results of operations for the year ended December 31, 1997 and December 31, 1998.

  These unaudited pro forma condensed combined financial statements assume the issuance of 4,496,487 shares of Catalytica common stock in exchange for Wyckoff's common stock and options outstanding in connection with the merger, based on the exchange ratio:

       Number of shares of Catalytica common stock exchanged                  4,496,487
       Number of shares of Catalytica common stock and equivalents
         outstanding as of June 30, 1999                                     53,607,085
                                                                             ----------
       Number of shares of combined company common stock
         outstanding after the completion of the merger at June 30, 1999     58,103,572
                                                                             ==========

Note 2.  Unaudited Pro Forma Condensed Combined Balance Sheet

  Catalytica and Wyckoff estimate it will incur direct transaction costs of approximately $1.0 million associated with the merger, consisting primarily of transaction fees for attorneys, accountants, financial printing and other related charges. These nonrecurring transaction costs will be charged to operations as incurred. These charges have been reflected in the unaudited pro forma condensed combined balance sheet, but they are not reflected in the unaudited pro forma condensed combined statements of operations.

  It is expected that following the merger, the combined company will incur significant additional costs or charges, which are not currently reasonably estimable, to reflect costs associated with integrating the two companies. These costs or charges have not been reflected in the unaudited pro forma condensed combined balance sheet or statements of operations as such costs cannot be estimated accurately at this time pending finalization of operating decisions by management as to the manner and timing of consolidating the operations. There can be no assurance that the combined company will not incur

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

additional merger-related costs or charges or that management will be successful in its efforts to integrate the operations of the two companies.


Note 3.  Unaudited Pro Forma Net Income (Loss) Per Share

  The following table reconciles the number of shares used in the pro forma per share calculations to the numbers set forth in Catalytica's and Wyckoff's historical statements of operations:

                Shares used in Pro Forma Per Share Calculations
                                 (in thousands)


                                                     Fiscal Year Ended       Six Months Ended
                                                        December 31,             June 30,

                                                   1998     1997     1996     1999      1998

Shares used in Basic per share calculations

Historical - Catalytica                           53,109   33,248   19,283    53,477   52,993

Historical  Wyckoff                                  284      284      285       284      284

As converted - Wyckoff                             4,496    4,496    4,496     4,496    4,496

Pro forma combined                                57,605   37,744   23,779    57,973   57,489

Shares used in Diluted per share calculations

Historical - Catalytica                           59,196   33,248   19,283    59,178   58,936

Historical  Wyckoff                                  287      287      288       287      286

As converted - Wyckoff                             4,496    4,496    4,496     4,496    4,496

Pro forma combined                                63,692   37,744   23,779    63,674   63,432


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (c) EXHIBITS

        2.1 Agreement and Plan of Reorganization, dated as of July 14, 1999, by and among the Registrant, Pilot Acquisition Corporation, a Michigan corporation and wholly owned subsidiary of the Registrant and Wyckoff Chemical Company, Inc., a Michigan corporation. (1)

        23.1 Consent of BDO Seidman LLP


   (1) Incorporated by reference to Exhibit 2.1 to the Registrant's Registration Statement on Form S-4 (File No. 333-84615) declared effective August 20, 1999.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: September 30, 1999
                                    CATALYTICA, INC.
                                    (Registrant)


                                    By:  /s/ Lawrence W. Briscoe
                                        -----------------------------------
                                             Lawrence W. Briscoe
                                          Vice President and Chief
                                               Financial Officer

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